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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-66376 on Form S-8 of First Community Capital Corporation of our report dated February 28, 2002, relating to the consolidated financial statements of First Community Capital Corporation as of and for the years ended December 31, 2001 and 2000, which report appears in the Annual Report on Form 10-KSB of First Community Capital Corporation for the year ended December 31, 2001.


HARPER & PEARSON COMPANY

/s/ Harper & Pearson Company
Houston, Texas
April 12, 2002